               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549                           EXHIBIT 4.1

                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                 PURSUANT TO SECTION 12(B) OR 12(G) OF THE

                       EXCHANGE ACT OF 1934

                    LOGIC DEVICES INCORPORATED

              (Exact name of registrant as specified in its charter)

      CALIFORNIA                                    94-2893789

 (state of incorporation or organization)      (IRS Employer I.D. No.)

    1320 ORLEANS DRIVE, SUNNYVALE, CA                  94089

            (Address of principal executive offices)           (Zip Code)

 If  this  Form  relates  to  the        If this Form relates to the registration

 registration  of a class of debt       of a class of debt securities and  is to

 securities and is effective upon      become  effective   simultaneously  with

 filing   pursuant   to   General        the  effectiveness   of   a   concurrent

 Instruction   A(c)(1),    please       registration    statement    under   the

 check the following box.              Securities  Act  of  1933   pursuant  to

                                                    General   Instruction   A(c)(2),  please

                                                    check  the  following  box.

                       ____________________________

    Securities to be registered pursuant to Section 12(g) of the Act:

                                                                             Name of each on

    TITLE OF EACH CLASS                                WHICH REGISTERED

          None                                                                      None

    Securities to be registered pursuant to Section 12(g) of the Act:

                     PREFERRED SHARE PURCHASE RIGHTS

                                            b(Title of Class)

              INFORMATION REQUIRED IN REGISTRATION STATEMENT

 ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     On  April  29,  1997,  the  Board  of  Directors  of  Logic  Devices

 Incorporated (the "Company") declared a dividend of one preferred  share purchase  right (a "Right") for each outstanding share of common stock,

 no par value  per  share,  of  the  Company  (the  "Common Stock").  The dividend of the Rights is payable on May l, 1997, to the shareholders of record as of May 1, 1997 (the "Record Date").  Each  Right  entitles the registered  holder  thereof,  under  certain limited circumstances,  to purchase from the Company one one-hundredth  of  a  share  of  Series  B

 Junior Participating Preferred Stock, no par value, of the Company (the

 "Preferred Stock") at a price of $12.00 per one one-hundredth of a share of  Preferred  Stock (the "Purchase Price"), subject to adjustment.  The description and  terms of the Rights are set forth in a Rights Agreement dated as of April 30, 1997, as the same may be amended from time to time

 (the "Rights Agreement"),  between  the  Company and American Securities

 Transfer & Trust, Inc., as Rights Agent (the "Rights Agent").

     Until  the  earlier  to  occur  of (i) 10 days  following  a  public announcement that a person or group of  affiliated or associated persons

 (with certain exceptions, an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding  shares  of  Common Stock or

 (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person  or  group of

 affiliated   persons   becomes  an  Acquiring  Person)  following  the

 commencement of, or announcement of an intention to make, a tender offer or  exchange  offer the consummation  of  which  would  result  in  the beneficial ownership  by  a  person  or  group  of  15%  or  more of the outstanding  shares  of  Common Stock (the earlier of such dates  being called the "Distribution Date"),  the  Rights  will  be  evidenced, with respect to any of the Common Stock certificates outstanding  as  of  the

 Record Date, by such Common Stock certificate together with a copy of  a

 Summary  of  Rights  which  is being mailed to holders of record of the

 Company's common stock on the  Record  Date  or as soon thereafter as is practicable.

     The Rights Agreement provides that, until  the Distribution Date (or earlier expiration of the Rights), the Rights will  be  transferred with and only with the Common Stock.  Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates  issued  after the  Record  Date  upon  transfer  or new issuances of Common Stock will contain a notation incorporating the  Rights  Agreement  by  reference.

 Until  the  Distribution Date (or earlier expiration of the Rights), the surrender for  transfer  of  any certificates for shares of Common Stock outstanding as of the Record Date,  even without such notation or a copy of this Summary of Rights, will also  constitute  the  transfer  of  the

 Rights  associated  with the shares of Common Stock represented by such certificate.  As soon  as  practicable  following the Distribution Date,

 separate certificates evidencing the Rights  ("Right Certificates") will be mailed to holders of record of the Common Stock  as  of  the close of business  on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights  are  not  exercisable  until the Distribution Date.  The

 Rights  will expire on April 29, 2007 (the  "Final  Expiration  Date"),

 unless the  Final  Expiration Date is advanced or extended or unless the

 Rights are earlier redeemed or exchanged by the Company, in each case as described below.

    The Purchase Price  payable  and  the  number of shares of Preferred

 Stock or other securities or property issuable,  if  the  Rights  become exercisable  and  they are properly exercised, is subject to adjustment from time to time to  prevent  dilution  (i)  in  the  event  of a stock dividend on, or a subdivision, combination or reclassification  of,  the

 Preferred  Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights  or  warrants  to  subscribe for or purchase Preferred

 Stock at a price, or securities convertible  into Preferred Stock with a conversion  price,  less  than  the then-current market  price  of  the

 Preferred  Stock  or (iii) upon the  distribution  to  holders  of  the

 Preferred  Stock of evidences  of  indebtedness  or  assets  (excluding regular periodic cash dividends or dividends payable in Preferred Stock)

 or of subscription  rights  or  warrants  (other  than those referred to above).

     The  number of outstanding Rights is subject to  adjustment  in  the event of a  stock  dividend  on  the  Common  Stock payable in shares of

 Common  Stock or subdivisions, consolidations or  combinations  of  the

 Common Stock  occurring,  in  any  such  case, prior to the Distribution

 Date.

     Shares of Preferred Stock purchasable  upon  exercise  of the Rights will not be redeemable.  Each one one-hundredth of a share of  Preferred

 Stock  will  be  entitled,  when, as and if declared, to a preferential quarterly dividend payment equal  to  the  greater of: (a) $0.01 per one

 one-hundredth   of  a share and (b) an amount  equal  to  the  dividend

 declared per share of  Common  Stock.   In  the  event  of  liquidation,

 dissolution or winding up of the Company, the holders of the  each  one one-hundredth  of  a  share  of  Preferred  Stock  will be entitled to a preferential payment equal to the greater of:  (a) $1.00  per  one  one-

 hundredth of a share (plus any accrued but unpaid dividends) and (b) the payment to be made per share of Common Stock.  Each one one-hundredth of a share of Preferred Stock will have one vote, voting together with the

 Common  Stock.   Finally,  in  the event of any merger, consolidation or

 other  transaction in which outstanding  shares  of  Common  Stock  are converted  or  exchanged, each one one-hundredth of a share of Preferred

 Stock will be entitled to receive an amount equal to the amount received

 per share of Common  Stock.   These  rights  are  protected by customary

 antidilution provisions.

     Because of the nature of the Preferred Stock's dividend, liquidation and  voting rights, the value of the one one-hundredth  interest  in  a share of Preferred Stock purchasable upon exercise of each Right (if and

 when  it   becomes  excercisable  and  is  properly  exercised)  should approximate the value of one share of Common Stock.

     In the event  that  any  person or group of affiliated or associated persons becomes an Acquiring Person,  each holder of a Right, other than

 Rights beneficially owned by the Acquiring  Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock  having  a market value of two times the exercise price of the Right.

     In the event that, after a person or group has become  an  Acquiring

 Person,  the  Company  is  acquired  in  a  merger  or  other  business combination  transaction  or 50% or more of its consolidated assets  or earning power are sold, proper  provisions  will  be  made  so that each holder of a Right, other than Rights beneficially owned by an  Acquiring

 Person (which will have become void), will thereafter have the right  to receive  upon  the  exercise of a Right that number of shares of common stock of the person with  whom  the Company has engaged in the foregoing transaction (or its parent) that  at the time of such transaction have a market value of two times the exercise price of the Right.

     At any time after any person or  group  becomes  an Acquiring Person and prior to the earlier of one of the events described  in the previous paragraph or the acquisition by such Acquiring Person of 50%  or more of the outstanding shares of Common Stock, the Board of Directors  of  the

 Company  may  exchange  the  Rights  (other  than  Rights  owned by such

 Acquiring Person which will have become void), in whole or in  part, for shares of Common Stock or Preferred Stock (or a series of the Company's preferred  stock  having equivalent rights, preferences and privileges),

 at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock  (or  other  preferred  stock)  equivalent  in  value thereto, per Right.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least

 1%  in  such Purchase Price.  No fractional shares of Preferred Stock or

 Common Stock  will  be  issued  (other than fractions of Preferred Stock which  are  integral  multiples of one  one-hundredth  of  a  share  of

 Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts),  and in lieu thereof an adjustment in cash will be made based on the current  market price of the Preferred Stock or the

 Common Stock.

     At any time prior to the time  an Acquiring Person becomes such, the

 Board of Directors of the Company may  redeem  the  Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price").  The redemption of the Rights may be made effective at such  time,  on  such basis  and  with  such  conditions as the Board of Directors in its sole

 discretion may establish.   Immediately  upon  any  redemption  of  the

 Rights,  the  right  to  exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     For so long as the Rights  are  then  redeemable,  the  Company may,

 except with respect to the redemption price, amend the Rights  Agreement in  any manner.  After the Rights are no longer redeemable, the Company may, except  with  respect  to  the  redemption  price, amend the Rights

 Agreement in any manner that does not adversely affect  the interests of holders of the Rights.

     Until  a  Right  becomes  exercisable  and is properly exercised  or exchanged, the holder thereof, as the holder  of  a  Right, will have no rights as a shareholder of the Company, including, without  limitation,

 no right to vote or to receive dividends.

     The  form of Rights Agreement between the Corporation and the Rights

 Agent specifying  the  terms  of  the  Rights,  together  the  Exhibit A thereto, the form of Certificate of Determination specifying the  terms of the Series B Junior Participating Preferred Stock; Exhibit B thereto,

 the  form  of  Right  Certificate;  and  Exhibit  C thereto, the form of

 Summary  of Rights to Purchase Series B Junior Participating  Preferred

 Stock, are  attached  hereto  as  exhibits  and  incorporated  herein by

 reference.   The  foregoing  description of the Rights is qualified  by reference to those exhibits.

 ITEM 2. EXHIBITS.

     (1)  Rights Agreement dated  as  of  April  30,  1997, between Logic

          Devices Incorporated and American Securities  Transfer & Trust,

          Inc.,  as  Rights  Agent.   The  Rights  Agreement includes  as

          Exhibit A the form of Certificate of Determination  of Series B

          Junior Participating Preferred Stock; as Exhibit B, the form of

          Right Certificate; and as Exhibit C, the form of the Summary of

          Rights  to  Purchase  Series  B  Junior Participating Preferred

          Stock.

     (2)  Press Release dated April  29, 1997.

                                SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities

 Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             LOGIC DEVICES INCORPORATED

                                             By: /s/ Todd J. Ashford

                                                     Todd J. Ashford

                                                 Print Name and Title

 Date:May 2, 1997

 EXHIBIT 1

              LOGIC DEVICES INCORPORATED

                                        AND

        AMERICAN SECURITIES TRANSFER & TRUST, INC.,

                              AS RIGHTS AGENT

                              RIGHTS AGREEMENT

                            DATED AS OF APRIL 30, 1997

                               TABLE OF CONTENTS

 Section 6. Transfer, Split Up, Combination and Exchange of Right

         Certificates; Mutilated, Destroyed, Lost or Stolen Right

         Certificates ..............................................8

 Section 7. Exercise of Rights; Purchase Price;

         Expiration Date of Rights...........................8

 Section 8. Cancellation and Destruction of Right

 Section 11. Adjustment of Purchase Price, Number and Kind of Shares and

         Number of Rights ....................................11

 Section 12. Certificate of Adjusted Purchase Price or Number

         of Shares.................................................18

 Section 13. Consolidation, Merger or Sale or Transfer of Assets or

 Section 17. Right Certificate Holder Not Deemed a

         Shareholder............................................ 23

 Section 18. Concerning the Rights Agent .........23

 Section 19. Merger or Consolidation or Change of Name of Rights

 Section 22. Issuance of New Right Certificates .27

 Section 30. Determinations and Actions by the Board of

         Directors................................................ 31

 Section 31. Severability ...................................31

 Section 32. Governing Law ..............................31

 Section 33. Counterparts ..................................31

 Section 34. Descriptive Headings ......................31

                                      RIGHTS AGREEMENT

     THIS RIGHTS AGREEMENT, dated as of April 30, 1997 (this "Agreement"),

 is by and between LOGIC DEVICES INCORPORATED, a California corporation (the

 "Company"), and AMERICAN SECURITIES TRANSFER & TRUST, INC., a Colorado

 corporation, as Rights Agent (the "Rights Agent").

                                          RECITALS

     The Board of Directors of the Company has authorized and declared a dividend  of one preferred share purchase right (a "Right") for each share of Common Stock (as hereinafter defined) of the Company outstanding as of the Close of Business (as defined below) on May 1, 1997 (the "Record

 Date"), each Right representing the right to purchase one one-hundredth

 (subject to adjustment) of a share of Preferred Stock (as hereinafter defined), upon the terms and subject to the conditions herein set forth,

 and has further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common

 Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined); PROVIDED, HOWEVER, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the

 Distribution Date and prior to the Expiration Date in accordance with

 Section 22.

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     SECTION 1.  CERTAIN DEFINITIONS.  For purposes of this Agreement, the following terms have the meaning indicated:

          (a)   "Acquiring Person" shall mean any Person (as such term is

 hereinafter defined) who or which shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock then outstanding, but shall not include an Exempt Person (as such term is hereinafter defined); PROVIDED, HOWEVER, that (i) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" became such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person" or (B) such Person was aware of the extent of its

 Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person as promptly as practicable divested or divests itself of

 Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement; (ii) if, as of the date hereof, any Person is the Beneficial Owner of 15% or more of the shares of Common Stock outstanding, such Person shall not be or become an "Acquiring Person"

 unless and until such time as such Person shall become the Beneficial Owner of an additional 1% or more of the shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless, upon becoming the

 Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; (iii) no person shall become an "Acquiring Person" of shares of Common Stock of the Company which are acquired by such person pursuant to a transaction or series of related transactions approved, in advance, by a majority of the Continuing Directors (as such term is hereinafter defined) of the Company provided that such majority of the

 Continuing Directors also constitutes a majority of the Board of Directors;

 (iv) no Person shall become an "Acquiring Person" as the result of an acquisition of shares of Common Stock by the Company  or a Subsidiary of the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares of Common Stock beneficially owned by such Person to 15% or more of the shares of Common Stock then outstanding,

 PROVIDED, HOWEVER, that if a Person shall become the Beneficial Owner of

 15% or more of the shares of Common Stock then outstanding by reason of such share acquisitions by the Company or a Subsidiary of the Company and

 shall thereafter become the Beneficial Owner of an additional 1% or more of the shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an

 "Acquiring Person" unless upon becoming the Beneficial Owner of such additional shares of Common Stock such Person does not beneficially own 15%

 or more of the shares of Common Stock then outstanding.  For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and

 Regulations under the Securities Exchange Act of 1934, as amended (the

 "Exchange Act"), as in effect on the date hereof.   Notwithstanding the

 foregoing, neither Stephen A. Hellerstein, as trustee of various trusts existing as of the date of this Agreement, BRT Partnership, an Illinois general partnership, Windy City, Inc., a Delaware corporation, Walnut

 Capital Corp., a Delaware corporation, nor any of their respective officers, directors, trustees, 10% or greater beneficial owners, Affiliates and Associates, either individually or together, shall be deemed to be an

 Acquiring Person.

        (b)   "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

        (c)   A Person shall be deemed the "Beneficial Owner" of, shall be deemed to have "Beneficial Ownership" of and shall be deemed to

 "beneficially own" any securities:

              (i)  which such Person or any of such Person's Affiliates or

 Associates is deemed to beneficially own, directly or indirectly, within the meaning of Rule l3d-3 of the General Rules and Regulations under the

 Exchange Act as in effect on the date hereof;

              (ii)  which such Person or any of such Person's Affiliates or

 Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement,

 arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights,

 exchange rights, rights, warrants or options, or otherwise; PROVIDED,

 HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (x) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's

 Affiliates or Associates until such tendered securities are accepted for purchase, (y) securities which such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an

 Acquiring Person or (z) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such

 Rights were acquired by such Person or any of such Person's Affiliates or

 Associates prior to the Distribution Date or pursuant to Section 3(a) or

 Section 22 hereof ("Original Rights") or pursuant to Section 11(i) or

 Section 11(n) with respect to an adjustment to Original Rights; or (B) the right to vote pursuant to any agreement, arrangement or understanding;

 PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security by reason of such agreement,

 arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

              (iii)  which are beneficially owned, directly or indirectly,

 by any other Person and with respect to which such Person or any of such

 Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting

 (except to the extent contemplated by the proviso to Section 1(c)(ii)(B))

 or disposing of such securities of the Company; PROVIDED, HOWEVER, that no

 Person who is an officer, director, trustee or employee of an Exempt Person shall be deemed, solely by reason of such Person's status or authority as such, to be the "Beneficial Owner" of, to have "Beneficial Ownership" of or to "beneficially own" any securities that are "beneficially owned" (as defined in this Section l(c)), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer,

 director, trustee or employee of an Exempt Person.

        (d)   "Business Day" shall mean any day other than a Saturday, a

 Sunday or a day on which banking institutions in the State of California or the city in which the principal office of the Rights Agent is located are authorized or obligated by law or executive order to close.

        (e)   "Close of Business" on any given date shall mean 5:00 P.M.,

 San Jose, California time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 P.M., San Jose, California time, on the next succeeding Business Day.

        (f)   "Common Stock" when used with reference to the Company shall mean the Common Stock, presently no par value per share, of the Company.

 "Common Stock" when used with reference to any Person other than the

 Company shall mean the common stock (or, in the case of an unincorporated entity, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a subsidiary of another

 Person, the Person or Persons which ultimately control such first-mentioned

 Person.

        (g)   "Common Stock Equivalents" shall have the meaning set forth in

 Section 11(a)(iii) hereof.

        (h)   "Continuing Director" shall mean any member of the Board of

 Directors of the Company, while such person is a member of the Board of

 Directors, who is not an Acquiring Person, or an Affiliate or Associate of

 an Acquiring Person, and who either (i) was a member of the Board of

 Directors prior to the Stock Acquisition Date, or (ii) subsequently became a member of the Board of Directors and whose nomination for election or election to the Board of Directors was recommended or approved by a majority of the Continuing Directors then on the Board of Directors.

        (i)   "Current Value" shall have the meaning set forth in Section

 11(a)(iii) hereof.

        (j)   "Distribution Date" shall have the meaning set forth in

 Section 3 hereof.

        (k)   "Equivalent Preferred Shares" shall have the meaning set forth in Section 11(b) hereof.

        (l)   "Exempt Person" shall mean the Company or any Subsidiary (as such term is hereinafter defined) of the Company, in each case including,

 without limitation, in its fiduciary capacity, or any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company,

 or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company.

        (m)   "Exchange Ratio" shall have the meaning set forth in Section

 24 hereof.

        (n)   "Expiration Date" shall have the meaning set forth in Section

 7 hereof.

        (o)   "Flip-In Event" shall have the meaning set forth in Section

 11(a)(ii) hereof.

        (p)   "Final Expiration Date" shall have the meaning set forth in

 Section 7 hereof.

        (q)   "Nasdaq" shall mean The Nasdaq Stock Market.

        (r)   "New York Stock Exchange" shall mean the New York Stock

 Exchange, Inc.

        (s)   "Person" shall mean any individual, firm, corporation,

 partnership, limited liability company, trust, bank or other entity, and shall include any successor (by merger or otherwise) to such entity.

        (t)   "Preferred Stock" shall mean the Series B Junior Participating

 Preferred Stock, no par value, of the Company having the rights and preferences set forth in the Form of Certificate of Determination attached to this Agreement as Exhibit A.

        (u)   "Principal Party" shall have the meaning set forth in Section

 13(b) hereof.

        (v)   "Redemption Date" shall have the meaning set forth in Section

 7 hereof.

        (w)   "Redemption Price" shall have the meaning set forth in Section

 23 hereof.

        (x)   "Right Certificate" shall have the meaning set forth in

 Section 3 hereof.

        (y)   "Securities Act" shall mean the Securities Act of 1933, as amended.

        (z)   "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

        (aa)  "Spread" shall have the meaning set forth in Section

 11(a)(iii) hereof.

        (bb)  "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include,

 without limitation, a report filed pursuant to Section 13(d) of the

 Exchange Act) by the Company or an Acquiring Person that an Acquiring

 Person has become such, or such earlier date as a majority of the Board of

 Directors shall become aware of the existence of an Acquiring Person.

        (cc)  "Subsidiary" of any Person shall mean any corporation, bank or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation, bank or other entity that is otherwise controlled by such Person.

        (dd)  "Substitution Period" shall have the meaning set forth in

 Section 11(a)(iii) hereof.

        (ee)  "Summary of Rights" shall have the meaning set forth in

 Section 3 hereof.

        (ff)  "Trading Day" shall have the meaning set forth in Section

 11(d)(i) hereof.

        SECTION 2.  APPOINTMENT OF RIGHTS AGENT.  The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the

 Distribution Date be the holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights

 Agents as it may deem necessary or desirable.

        SECTION 3.  ISSUE OF RIGHT CERTIFICATES.

        (a)   Until the Close of Business on the earlier of (i) the tenth day after the Stock Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of such Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person (other than an Exempt

 Person) becoming the Beneficial Owner of shares of Common Stock aggregating

 15% or more of the Common Stock then outstanding (including any such date which is after the date of this Agreement and prior to the issuance of the

 Rights; the earlier of such dates being herein referred to as the

 "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Stock registered in the names of the holders thereof and not by separate Right

 Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Stock.  As soon as practicable after the

 Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the

 Rights Agent will, if requested, send) by first-class, postage-prepaid mail

 (insured if so elected by the Company), to each record holder of Common

 Stock as of the close of business on the Distribution Date (other than any

 Acquiring Person or any Associate or Affiliate of an Acquiring Person), at

 the address of such holder shown on the records of the Company, a Right

 Certificate, in substantially the form of Exhibit B hereto (a "Right

 Certificate"), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held.  As of the Distribution

 Date, the Rights will be evidenced solely by such Right Certificates.

        (b)   On the Record Date, or as soon as practicable thereafter, the

 Company will send a copy of a Summary of Rights to Purchase Shares of

 Preferred Stock, in substantially the form of Exhibit C hereto (the

 "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date

 (other than any Acquiring Person or any Associate or Affiliate of any

 Acquiring Person), at the address of such holder shown on the records of the Company.  With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with the Summary of Rights.  Until the Distribution Date

 (or, if earlier, the Expiration Date), the surrender for transfer of any certificate for Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

        (c)   Certificates issued for Common Stock (including, without

 limitation, upon transfer of outstanding Common Stock, disposition of

 Common Stock out of treasury stock if then permitted under the California

 General Corporation Law or issuance or reissuance of Common Stock out of authorized but unissued shares) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Logic

     Devices Incorporated (the "Company") and American Securities

     Transfer & Trust, Inc., as Rights Agent, dated as of April 30,

     1997 as the same may be amended from time to time (the "Rights

     Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal

     executive offices of the Company.  Under certain circumstances,

     as set forth in the Rights Agreement, such Rights will be

     evidenced by separate certificates and will no longer be

     evidenced by this certificate.  The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.  UNDER

     CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT,

     RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN

     ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN

     TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER

     BE TRANSFERABLE.

 With respect to such certificates containing the foregoing legend, until the Distribution Date the Rights associated with the Common Stock


 represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.  In the event that the Company purchases or otherwise acquires any Common Stock after the

 Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common

 Stock which are no longer outstanding.

        Notwithstanding this paragraph (c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

       SECTION 4.  FORM OF RIGHT CERTIFICATES.  The Right Certificates (and

 the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in

 Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or interdealer quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage.  Subject to the provisions of Sections 11, 13 and 22 hereof, the

 Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price per one one-hundredth of a share of Preferred

 Stock set forth therein (the "Purchase Price"), but the number of such one one-hundredths of a share of Preferred Stock and the Purchase Price shall be subject to adjustment as provided herein.

 SECTION 5.  COUNTERSIGNATURE AND REGISTRATION.

              (a)  The Right Certificates shall be executed on behalf of the

 Company by the Chairman of the Board, Chief Executive Officer, President,

 any Vice President or the Chief Financial Officer of the Company, either manually or by facsimile signature, shall have affixed thereto the

 Company's seal or a facsimile thereof and shall be attested by the

 Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

        (b)   Following the Distribution Date, the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder.

 Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

        SECTION 6.  TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT

 CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

        (a)   Subject to the provisions of Sections 7(e), 11(a)(ii), 13 and

 14 hereof, at any time AFTER the Distribution Date and prior to the

 Expiration Date, any Right Certificate or Right Certificates may be

 transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock as the Right

 Certificate or Right Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the

 Right Certificate or Right Certificates to be transferred, split up,

 combined or exchanged at the office or agency of the Rights Agent designated for such purpose.  Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right

 Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

        (b)   Subject to the provisions of Section 11(a)(ii) hereof, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a

 Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request,

 reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost,

 stolen, destroyed or mutilated.

        SECTION 7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF

 RIGHTS.

        (a)   Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the

 Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share of Preferred

 Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at any time which is both after the

 Distribution Date and prior to the time (the "Expiration Date") that is the earliest of (i) the Close of Business on April 29, 2007 (the "Final

 Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date") or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

        (b)   The Purchase Price shall be initially $12.00 for each one one-

 hundredths of a share of Preferred Stock purchasable upon the exercise of a

 Right.  The Purchase Price and the number of one one-hundredths of a share of Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this

 Section 7.

        (c)   Except as otherwise provided herein, upon receipt of a Right

 Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the aggregate Purchase

 Price for the shares of Preferred Stock to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such

 Right Certificate in accordance with Section 9 hereof, in cash or by certified check, cashier's check or money order payable to the order of the

 Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock certificates for the number of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests,

 or (B) requisition from the depositary agent depositary receipts representing interests in such number of one one-hundredths of a share of

 Preferred Stock as are to be purchased (in which case certificates for the

 Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate,

 requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii)

 promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt,

 promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

        (d)   Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all of the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights

 Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

        (e)   Notwithstanding anything in this Agreement to the contrary,

 neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to

 Section 6 hereof or this Section 7 unless such registered holder shall have

 (i) completed and signed the certificate contained in the form of assignment or form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise and (ii)

 provided such additional evidence of the identity of the Beneficial Owner

 (or former Beneficial Owner) thereof as the Company shall reasonably request.

        SECTION 8.  CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.  All

 Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The

 Company shall deliver to the Rights Agent for cancellation and retirement,

 and the Rights Agent shall so cancel and retire, any other Right

 Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all canceled Right

 Certificates to the Company, or shall, at the written request of the

 Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

        SECTION 9.  AVAILABILITY OF SHARES OF PREFERRED STOCK.

        (a)   The Company covenants and agrees that it will cause to be

 reserved and kept available out of its authorized and unissued shares of

 Preferred Stock or, if then permitted, any shares of Preferred Stock held in its treasury the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

        (b)   So long as the shares of Preferred Stock issuable upon the exercise of Rights may be listed or admitted to trading on any national securities exchange, or quoted on Nasdaq, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on such exchange, or quoted on Nasdaq, upon official notice of issuance upon such exercise.

              (c)  From and after such time as the Rights become

 exercisable, the Company shall use its best efforts, if then necessary to permit the issuance of shares of Preferred Stock upon the exercise of

 Rights, to register and qualify such shares of Preferred Stock under the

 Securities Act and any applicable state securities or "Blue Sky" laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date.  The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file a registration statement under the

 Securities Act and permit it to become effective.  Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

 Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

        (d)   The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

        (e)   The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right

 Certificates or of any shares of Preferred Stock upon the exercise of

 Rights.  The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right

 Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock in a name other than that of, the registered holder of the Right Certificate evidencing

 Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Preferred Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by that holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

        SECTION 10.  PREFERRED STOCK RECORD DATE.  Each Person in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such

 Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open.  Prior to the exercise of the

 Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

        SECTION 11.  ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES

 AND NUMBER OF RIGHTS.  The Purchase Price, the number of shares of

 Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

        (a)(i)  In the event the Company shall at any time after the date of this Agreement (A) declare and pay a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding

 Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the

 Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

        (ii)  Subject to Section 24 of this Agreement, in the event any

 Person becomes an Acquiring Person (the first occurrence of such event being referred to hereinafter as the "Flip-In Event"), then (A) the

 Purchase Price shall be adjusted to be the Purchase Price in effect immediately prior to the Flip-In Event multiplied by the number of one one-

 hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such Flip-In Event, whether or not such Right was then exercisable, and (B) each holder of a Right, except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii) hereof, shall thereafter have the right to receive, upon exercise thereof at a price equal to the

 Purchase Price (as so adjusted), in accordance with the terms of this

 Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by dividing the Purchase

 Price (as so adjusted) by 50% of the current per share market price of the

 Common Stock (determined pursuant to Section 11(d) hereof) on the date of such Flip-In Event; PROVIDED, HOWEVER, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right shall, following the Flip-In Event, be subject to further adjustment as appropriate in accordance with Section 11(f) hereof.

 Notwithstanding anything in this Agreement to the contrary, however, from and after the Flip-In Event, any Rights that are beneficially owned by (x)

 any Acquiring Person (or any Affiliate or Associate of any Acquiring

 Person), (y) a transferee of any Acquiring Person (or any such Affiliate or

 Associate) who becomes a transferee after the Flip-In Event or (z) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Flip-In Event pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or

 (II) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such

 Rights under any provision of this Agreement.  The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii)

 are complied with, but shall have no liability to any holder of Right

 Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates,

 Associates or transferees hereunder.  From and after the Flip-In Event, no

 Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the

 Rights Agent that represents Rights that are or have become void pursuant to the provisions of this paragraph shall be canceled.  From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii)

 shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11(a)(ii).

        (iii)  The Company may at its option substitute for a share of

 Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock.  In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board of

 Directors shall, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party (A) determine the excess (such excess, the "Spread") of (1) the value of the shares of Common

 Stock issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the "Current Value") over (2) the Purchase

 Price (as adjusted in accordance with the foregoing subparagraph (ii)), and

 (B) with respect to each Right (other than Rights which have become void pursuant to the foregoing subparagraph (ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with the foregoing subparagraph (ii) upon exercise of the Right and payment of the

 Purchase Price (as adjusted in accordance therewith), (1) cash, (2) a reduction in such Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend,

 voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board of Directors to have substantially the same value as the shares of Common Stock (such shares of Preferred Stock and shares or fractions of shares of preferred stock are hereinafter referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having a value which, when added to the value of the shares of

 Common Stock issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such

 Purchase Price), where such aggregate value has been determined by the

 Board of Directors upon the advice of a nationally recognized investment banking firm selected in good faith by the Board of Directors; PROVIDED,

 HOWEVER, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the

 Flip-In Event (the "Section 11(a) (ii) Trigger Date"), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party,

 upon the surrender for exercise of a Right and without requiring payment of such Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock

 (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.  If, upon the occurrence of the Flip-In Event, the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety

 (90) days after the Section 11(a) (ii) Trigger Date, in order that the

 Company may seek shareholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide,

 subject to Section 11(a)(ii) hereof and the last sentence of this Section

 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  For purposes of this

 Section 11(a)(iii), the value of the shares of Common Stock shall be the current per share market price (as determined pursuant to Section 11(d)(i))

 on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any "Common Stock Equivalent" shall be deemed to equal the current per share market price of the Common Stock. The Board of Directors of the

 Company may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

        (b)   In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date)

 to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock ("equivalent preferred shares")) or securities convertible into Preferred Stock or equivalent preferred shares at a price per share of Preferred Stock or equivalent preferred shares (or having a conversion price per share, if a security convertible into shares of Preferred Stock or equivalent preferred shares) less than the then current per share market price of the Preferred

 Stock (determined pursuant to Section 11(d) hereof) on such record date,

 the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and equivalent preferred shares outstanding on such record date plus the number of shares of Preferred Stock and equivalent preferred shares which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of

 Preferred Stock and equivalent preferred shares outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the

 Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.  Shares of Preferred Stock and equivalent preferred shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.

 Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (c)   In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the

 Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants

 (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof)

 on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock,

 and the denominator of which shall be such current per share market price

 (determined pursuant to Section 11(d) hereof) of the Preferred Stock;

 PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one

 Right.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the

 Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (d)(i)  Except as otherwise provided herein, for the purpose of any computation hereunder, the "current per share market price " of any security (a "Security " for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER,

 that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B)

 any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision,

 combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange,

 the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the

 Security selected by the Board of Directors of the Company.  The term

 "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

        (ii)  For the purpose of any computation hereunder, if the Preferred

 Stock is publicly traded, the "current per share market price" of the

 Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i).  If the Preferred Stock is not publicly traded but the

 Common Stock is publicly traded, the "current per share market price" of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section

 11(d)(i) multiplied by the then applicable Adjustment Number (as defined in and determined in accordance with the Certificate of Determination for the

 Preferred Stock).  If neither the Common Stock nor the Preferred Stock is publicly traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the

 Company, whose determination shall be described in a statement filed with the Rights Agent.

        (e)   No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the

 Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-

 thousandth of a share of Preferred Stock or one-hundredth of a share of

 Common Stock or other share or security as the case may be.

 Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i)

 three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

        (f)   If as a result of an adjustment made pursuant to Section 11(a)

 hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the

 Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), 11(b), 11(c), 11(e), 11(h), 11(i) and 11(m)

 hereof, as applicable, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

        (g)   All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

       (h)   Unless the Company shall have exercised its election as

 provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price,

 that number of one one-hundredth of a share of Preferred Stock (calculated to the nearest one-thousandth of a share of Preferred Stock) obtained by

 (i) multiplying (x) the number of one one-hundredths of a share purchasable upon the exercise of a Right immediately prior to such adjustment by (y)

 the Purchase Price in effect immediately prior to such adjustment of the

 Purchase Price and (ii) dividing the product so obtained by the Purchase

 Price in effect immediately after such adjustment of the Purchase Price.

        (i)   The Company may elect on or after the date of any adjustment of the Purchase Price pursuant to Sections 11(b) or 11(c) hereof to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-

 hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights

 (calculated to the nearest one-hundredth) obtained by dividing the Purchase

 Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase

 Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment,

 and, if known at the time, the amount of the adjustment to be made.  Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Right

 Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of record of Right

 Certificates on such record date Right Certificates evidencing, subject to

 Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company,

 shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company,

 new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

        (j)   Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of a Right, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

        (k)   Before taking any action that would cause an adjustment

 reducing the Purchase Price below the then par value, if any, of the fraction of Preferred Stock or other shares of capital stock issuable upon exercise of a Right, the Company shall take any corporate action which may,

 in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred

 Stock or other such shares at such adjusted Purchase Price.

        (l)   In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of any Right exercised after such record date the Preferred Stock and other capital stock or securities of the

 Company, if any, issuable upon such exercise over and above the Preferred

 Stock and other capital stock or securities of the Company, if any,

 issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

        (m)   Anything in this Section 11 to the contrary notwithstanding,

 the Company shall be entitled to make such adjustments in the Purchase

 Price, in addition to those adjustments expressly required by this Section

 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the

 Preferred Stock, issuance wholly for cash of any shares of Preferred Stock at less than the current market price, issuance wholly for cash of

 Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in shares of Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

        (n)   Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare and pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in

 Common Stock) into a greater or lesser number of shares of Common Stock,

 then, in each such case, the number of Rights associated with each share of

 Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

        (o)   The Company agrees that, after the earlier of the Distribution

 Date or the Stock Acquisition Date, it will not, except as permitted by

 Sections 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

        SECTION 12.  CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF

 SHARES.  Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock and the Preferred Stock a copy of such certificate and (c)

 mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof (if so required under Section 25 hereof).

 The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

        SECTION 13.  CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR

 EARNING POWER.

        (a)   In the event, directly or indirectly, at any time after the

 Flip-In Event (i) the Company shall consolidate with or shall merge into any other Person, (ii) any Person shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other

 Person (or of the Company) or cash or any other property, or (iii) the

 Company shall sell or otherwise transfer (or one or more of its

 Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more wholly-owned

 Subsidiaries of the Company), then upon the first occurrence of such event,

 proper provision shall be made so that: (A) each holder of a Right (other than Rights which have become void pursuant to Section 11(a)(ii) hereof)

 shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price (as theretofore adjusted in accordance with Section

 11(a)(ii) hereof), in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock or Common Stock of the Company, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances,

 rights of first refusal or other adverse claims, as shall equal the result obtained by dividing the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) by 50% of the current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; PROVIDED, HOWEVER, that the

 Purchase Price (as theretofore adjusted in accordance with Section

 11(a)(ii) hereof) and the number of shares of Common Stock of such

 Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(f) hereof to reflect any events occurring in respect of the Common Stock of such

 Principal Party after the occurrence of such consolidation, merger, sale or transfer; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer,

 all the obligations and duties of the Company pursuant to this Rights

 Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party; and (D) such Principal Party shall take such steps

 (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock in accordance with Section 9 hereof) in connection with such consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights;

 provided that, upon the subsequent occurrence of any consolidation, merger,

 sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the

 Principal Party receivable upon the exercise of a Right pursuant to this

 Section 13(a), and such Principal Party shall take such steps (including,

 but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

        (b)   "Principal Party" shall mean:

              (i)  in the case of any transaction described in (i) or (ii)

 of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which the shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the

 Person that does survive the merger (including the Company if it survives)

 or (z) the Person resulting from the consolidation; and

              (ii)  in the case of any transaction described in (iii) of the first sentence in Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined,

 whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding; PROVIDED, HOWEVER, that in any such case described in the foregoing clause (b)(i) or (b)(ii), if the

 Common Stock of such Person is not at such time or has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect

 Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person, or

 (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of all of which is and has been so registered,

 the term "Principal Party" shall refer to whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2)

 above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

        (c)   The Company shall not consummate any consolidation, merger,

 sale or transfer referred to in Section 13(a) hereof unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal

 Party pursuant to Sections 13(a) and (b) hereof and providing that, as soon as practicable after executing such agreement pursuant to this Section 13,

 the Principal Party will:

              (i)  prepare and file a registration statement under the

 Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration

 Date and similarly comply with applicable state securities laws;

              (ii)  use its best efforts, if the Common Stock of the

 Principal Party shall be listed or admitted to trading on the New York

 Stock Exchange or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the New York Stock Exchange or such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the New York Stock Exchange or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be authorized for quotation on

 Nasdaq or on such other system then in use;

              (iii)  deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the

 Exchange Act; and

              (iv)  obtain waivers of any rights of first refusal or

 preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

        (d)   In case the Principal Party has a provision in any of its

 authorized securities or in its certificate of incorporation or by-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this

 Section 13, shares of Common Stock or Common Stock Equivalents of such

 Principal Party at less than the then current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock or Common Stock

 Equivalents of such Principal Party at less than such then current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

        (e)   The Company covenants and agrees that it shall not, at any time after the Flip-In Event, enter into any transaction of the type described in clauses (i) through (iii) of Section 13(a) hereof if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the

 Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the

 Principal Party for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its

 Affiliates or Associates or (iii) the form or nature of organization of the

 Principal Party would preclude or limit the exercisability of the Rights.

        SECTION 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

        (a)   The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights

 (except prior to the Distribution Date in accordance with Section 11(n)

 hereof).  In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price,

 regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock

 Exchange or, if the Rights are not listed or admitted to trading on the New

 York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted,

 the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of

 Directors of the Company.  If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

        (b)   The Company shall not be required to issue fractions of

 Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred

 Stock) upon the exercise or exchange of Rights.  Interests in fractions of

 Preferred Stock in integral multiples of one one-hundredth of a share of

 Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the

 Company and a depositary selected by it; PROVIDED, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts.  In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the

 Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market value of a whole share of Preferred Stock (as determined in accordance with Section 14(a)

 hereof but with Common Stock replacing Rights in such formulation) for the

 Trading Day immediately prior to the date of such exercise or exchange.

        (c)   The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exercise or exchange of Rights.  In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock (as determined in accordance with Section 14(a)

 hereof but with Common Stock replacing rights in such formulation) for the

 Trading Day immediately prior to the date of such exercise or exchange.

        (d)   The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right (except as provided above).

        SECTION 15.  RIGHTS OF ACTION.  All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right

 Certificate (or, prior to the Distribution Date, of the Common Stock),

 without the consent of the Rights Agent or of the holder of any other Right

 Certificate (or, prior to the Distribution Date, of the Common Stock), on his own behalf and for his own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Common

 Stock) in the manner provided therein and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights,

 it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any

 Person subject to this Agreement.

        SECTION 16.  AGREEMENT OF RIGHT HOLDERS.  Every holder of a Right,

 by accepting the same, consents and agrees with the Company and the Rights

 Agent and with every other holder of a Right that:

        (a)   prior to the Distribution Date, the Rights will be

 transferable only in connection with the transfer of the Common Stock;

        (b)   after the Distribution Date, the Right Certificates are

 transferable only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purpose,

 duly endorsed or accompanied by a proper instrument of transfer; and

        (c)   the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date,

 the Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

        SECTION 17.  RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER.  No

 holder, as such, of any Right Certificate shall be entitled to vote,

 receive dividends or be deemed for any purpose the holder of the Preferred

 Stock or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in this Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

        SECTION 18.  CONCERNING THE RIGHTS AGENT.

       (a)   The Company agrees to pay to the Rights Agent reasonable

 compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.

 The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights

 Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom,

 directly or indirectly.

        (b)   The Rights Agent shall be protected and shall incur no

 liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Stock or Common

 Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice,

 direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

        SECTION 19.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS

 AGENT.

        (a)   Any bank or corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated,

 or any corporation or bank resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any bank or corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; PROVIDED, that such bank or corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor

 Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent;

 and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

        (b)   In case at any time the name of the Rights Agent shall be

 changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right


 Certificates either in its prior name or in its changed name and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

        SECTION 20.  DUTIES OF RIGHTS AGENT.  The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right

 Certificates, by their acceptance thereof, shall be bound:

        (a)   The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

        (b)   Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the

 Board, Chief Executive Officer, President, any Vice President or the Chief

 Financial Officer and the Secretary or any Assistant Secretary of the

 Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

        (c)   The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

        (d)   The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the

 Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

        (e)   The Rights Agent shall not be under any responsibility in

 respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights provided for in Sections 3, 11, 13, 23 and 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12, describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of

 Preferred Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

        (f)   The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

        (g)   The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be one of the

 Chairman of the Board, President, Chief Executive Officer, Chief Financial

 Officer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights

 Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective.  The Rights

 Agent shall not be liable for any action taken by, or omission of, the

 Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

        (h)   The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

        (i)   The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

        (j)   If, with respect to any Rights Certificate surrendered to the

 Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof),

 the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

        SECTION 21.  CHANGE OF RIGHTS AGENT.  The Rights Agent or any

 successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the

 Right Certificates by first-class mail.  The Company may remove the Rights

 Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the

 Right Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his

 Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor

 Rights Agent, whether appointed by the Company or by such a court, shall be a bank or corporation organized and doing business under the laws of the

 United States or the laws of any state of the United States or the District of Columbia, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or

 Preferred Stock, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates.

 Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

        SECTION 22.  ISSUANCE OF NEW RIGHT CERTIFICATES.  Notwithstanding

 any of the provisions of this Agreement or of the Rights to the contrary,

 the Company may, at its option, issue new Right Certificates evidencing

 Rights in such forms as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this

 Agreement.  In addition, in connection with the issuance or sale of Common

 Stock following the Distribution Date and prior to the Expiration Date, the

 Company may with respect to shares of Common Stock so issued or sold pursuant to (i) the exercise of stock options, (ii) under any employee plan or arrangement, (iii) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (iv) a contractual obligation of the Company, in each case existing prior to the Distribution

 Date, issue Rights Certificates representing the appropriate number of

 Rights in connection with such issuance or sale.

        SECTION 23.  REDEMPTION.

        (a)   The Board of Directors of the Company may, at any time prior to the Flip-In Event, redeem all but not less than all the then outstanding

 Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the redemption price being hereinafter referred to as the "Redemption Price").  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.  The Redemption Price shall be payable, at the option of the Company, in cash, shares of Common

 Stock, or such other form of consideration as the Board of Directors shall determine.

        (b)   Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23

 (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the

 Redemption Price.  The Company shall promptly give public notice of any such redemption; PROVIDED, HOWEVER, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.

 Within 10 days after such action of the Board of Directors ordering the redemption of the Rights (or such later time as the Board of Directors may establish for the effectiveness of such redemption), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights

 Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

        SECTION 24.  EXCHANGE.

        (a)   The Board of Directors of the Company may, at its option, at any time after the Flip-In Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof)

 for Common Stock at an exchange ratio of one share of Common Stock per

 Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the "Exchange Ratio").  Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after an Acquiring Person shall have become the

 Beneficial Owner of shares of Common Stock aggregating 50% or more of the shares of Common Stock then outstanding.  From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a).  The exchange of the Rights by the Board of

 Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

        (b)   Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for

 Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof)

 held by each holder of Rights.

        (c)   The Company may at its option substitute, and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit an exchange of Rights for

 Common Stock as contemplated in accordance with this Section 24, the

 Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a

 Right, a number of shares of Preferred Stock or fraction thereof (or equivalent preferred shares, as such term is defined in Section 11(b)) such that the current per share market price (determined pursuant to Section

 11(d) hereof) of one share of Preferred Stock (or equivalent preferred share) multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock (determined pursuant to

 Section 11(d) hereof) as of the date of such exchange.

        SECTION 25.  NOTICE OF CERTAIN EVENTS.

        (a)   In case the Company shall at any time after the earlier of the

 Distribution Date or the Stock Acquisition Date propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred

 Stock or to make any other distribution to the holders of its Preferred

 Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding Preferred

 Stock), (iv) to effect the liquidation, dissolution or winding up of the

 Company, or (v) to pay any dividend on the Common Stock payable in Common

 Stock or to effect a subdivision, combination or consolidation of the

 Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common

 Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or

 (ii) above at least 10 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Preferred Stock, whichever shall be the earlier.

        (b)   In case any event described in Section 11(a)(ii) or Section 13 shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate (or if occurring prior to the

 Distribution Date, the holders of the Common Stock), in accordance with

 Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of

 Rights under Section 11(a)(ii) and Section 13 hereof.

        SECTION 26.  NOTICES.  Notices or demands authorized by this

 Agreement to be given or made by the Rights Agent or by the holder of any

 Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

      LOGIC DEVICES INCORPORATED

      1320 Orleans Drive

      Sunnyvale, CA  94089

      Attention:  Mr. William Volz

                President and CEO

 Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid,

 addressed (until another address is filed in writing with the Company) as follows:

       AMERICAN SECURITIES TRANSFER & TRUST, INC.

       1825 Lawrence Street

      Suite 444

       Denver, CO  80202

 Notices or demands authorized by this Agreement to be given or made by the

 Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid,

 addressed to such holder at the address of such holder as shown on the registry books of the Company.

        SECTION 27.  SUPPLEMENTS AND AMENDMENTS.  Except as provided in the penultimate sentence of this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the

 Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights.  At any time when the Rights are no longer redeemable, except as provided in the penultimate sentence of this Section

 27, the Company may, and the Rights Agent shall, if the Company so directs,

 supplement or amend this Agreement without the approval of any holders of

 Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; PROVIDED that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such amendment may cause the

 Rights again to become redeemable or cause this Agreement again to become amendable other than in accordance with this sentence.  Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price.  Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.

        SECTION 28.  SUCCESSORS.  All the covenants and provisions of this

 Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        SECTION 29.  BENEFITS OF THIS AGREEMENT.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights

 Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right,

 remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the

 Distribution Date, the Common Stock).

        SECTION 30.  DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS.

 The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i)

 interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement

 (including, without limitation, a determination to redeem or not redeem the

 Rights or to amend this Agreement).  All such actions, calculations,

 interpretations and determinations (including, for purposes of clause (y)

 below, all omissions with respect to the foregoing) that are done or made by the Board of Directors of the Company in good faith, shall (x) be final,

 conclusive and binding on the Company, the Rights Agent, the holders of the

 Rights, as such, and all other parties, and (y) not subject the Board of

 Directors to any liability to the holders of the Rights.

        SECTION 31.  SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        SECTION 32.  GOVERNING LAW.  This Agreement and each Right

 Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

        SECTION 33.  COUNTERPARTS.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        SECTION 34.  DESCRIPTIVE HEADINGS.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

 LOGIC DEVICES INCORPORATED

 By:

 Name:

 Title:

 AMERICAN SECURITIES TRANSFER & TRUST, INC.

 AS RIGHTS AGENT

 By:

 Name:

 Title:

                                                        EXHIBIT A

              FORM OF CERTIFICATE OF DETERMINATION

                                                      OF

           SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

                                                    OF

                             LOGIC DEVICES INCORPORATED

          PURSUANT TO SECTION 401 OF THE GENERAL CORPORATION LAW

                                  OF THE STATE OF CALIFORNIA

     The undersigned, being the President and Secretary, respectively, of

 LOGIC DEVICES INCORPORATED, a corporation organized  and  existing under the  General  Corporation  Law  ("Corporations  Code") of the State  of

 California in accordance with the provisions of Section  401 thereof, DO

 HEREBY CERTIFY THAT:

     A.   Pursuant to the authority vested in the Board of  Directors  in accordance with the provisions of the Restated Articles of Incorporation of the said Corporation, the said Board of Directors on April 29, 1997,

 adopted  the  following resolution creating a series of 70,000 shares of

 Preferred Stock  designated  as "Series B Junior Participating Preferred

 Stock":

          RESOLVED, that pursuant  to  the  authority  vested in the

     Board of Directors of this Corporation in accordance  with  the provisions  of the Restated Articles of Incorporation, a series of Preferred  Stock,  no  par  value, of the Corporation be and hereby  is  created, and that the  designation  and  number  of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares

     of  such  series   and   the  qualifications,  limitations  and

     restrictions thereof are as follows:

           SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

     1.   DESIGNATION AND AMOUNT.   There  shall be a series of Preferred

 Stock  that  shall  be  designated  as "Series B  Junior  Participating

 Preferred  Stock," and the number of shares  constituting  such  series shall be 70,000.  Such number of shares may be increased or decreased by resolution of  the  Board  of  Directors;  PROVIDED,  HOWEVER,  that  no decrease  shall  reduce  the  number  of  shares  of  Series  B  Junior

 Participating   Preferred  Stock to less than the number of shares then

 issued and outstanding plus the  number of shares issuable upon exercise of  outstanding  rights, options or  warrants  or  upon  conversion  of outstanding securities issued by the Corporation.

     2.   DIVIDENDS AND DISTRIBUTIONS.

          (A)  Subject to the prior and superior rights of the holders of any shares of any class  or  series  of stock of the Corporation ranking prior  and  superior  to the shares of Series  B  Junior  Participating

 Preferred Stock with respect  to  dividends,  the  holders  of shares of

 Series  B Junior Participating  Preferred Stock, in preference  to  the holders of  shares  of  any  class or series of stock of the Corporation ranking junior to the Series B  Junior  Participating Preferred Stock in

 respect thereof, shall be entitled to receive,  when, as and if declared by  the  Board  of  Directors  out of funds legally available  for  the purpose, quarterly dividends payable  in  cash on the 20th day of April,

 July, October and January, in each year (each  such  date being referred to  herein as a "Quarterly Dividend Payment Date"), commencing  on  the first  Quarterly  Dividend  Payment  Date  after the first issuance of a share or fraction of a share of Series B Junior  Participating Preferred

 Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) the Adjustment Number  (as  defined  below)

 times  the  aggregate  per  share amount of all cash dividends, and the

 Adjustment Number times the aggregate per share amount (payable in kind)

 of all non-cash dividends or other  distributions  other than a dividend payable in shares of Common Stock or a subdivision of  the  outstanding shares  of  Common Stock (by reclassification or otherwise), declared on the Common Stock,  no  par  value  per  share,  of  the Corporation (the

 "Common  Stock")  since  the  immediately preceding Quarterly  Dividend

 Payment Date, or, with respect to  the  first Quarterly Dividend Payment

 Date, since the first issuance of any share  or  fraction  of a share of

 Series B Junior Participating Preferred Stock.  The "Adjustment  Number"

 shall initially be 100.  In the event the Corporation shall at any  time after  May  1, 1997 (the "Rights Declaration Date") (i) declare and pay any dividend on  Common  Stock  payable  in shares of Common Stock, (ii)

 subdivide the outstanding Common Stock or  (iii) combine the outstanding

 Common Stock into a smaller number of shares, then in each such case the

 Adjustment Number in effect immediately prior  to  such  event  shall be adjusted  by  multiplying  such  Adjustment  Number  by  a fraction the numerator of which is the number of shares of Common Stock  outstanding immediately  after such event and the denominator of which is the number of shares of Common  Stock  that  were  outstanding immediately prior to such event.

         (B)  The Corporation shall declare  a  dividend or distribution on  the Series B Junior Participating Preferred Stock  as  provided  in paragraph  (A)  above  immediately  after  it  declares  a  dividend  or distribution  on  the  Common  Stock  (other than a dividend payable in shares of Common Stock).

          (C)   Dividends shall begin to  accrue  and  be  cumulative  on

 outstanding shares of Series B Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Junior Participating Preferred Stock, unless the date  of  issue of such shares is prior to the record date for the first

 Quarterly Dividend  Payment Date, in which case dividends on such shares shall begin to accrue  from  the date of issue of such shares, or unless the date of issue is a Quarterly  Dividend  Payment  Date  or  is a date after  the  record  date for the determination of holders of shares  of

 Series B Junior Participating  Preferred  Stock  entitled  to  receive a quarterly dividend and before such Quarterly Dividend Payment Date,  in either  of  which  events  such  dividends  shall begin to accrue and be

 cumulative  from  such Quarterly Dividend Payment  Date.   Accrued  but

 unpaid dividends shall  not bear interest.  Dividends paid on the shares of Series B Junior Participating  Preferred Stock in an amount less than the total amount of such dividends  at  the  time accrued and payable on such shares shall be allocated pro rata on a share-by-share  basis among all such shares at the time outstanding.  The Board of Directors may fix a  record  date for the determination of holders of shares of Series  B

 Junior Participating  Preferred  Stock  entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

     3.   VOTING  RIGHTS.   The  holders of shares  of  Series  B  Junior

 Participating Preferred Stock shall have the following voting rights:

          (A)  Each  share of Series  B  Junior  Participating  Preferred

 Stock shall entitle the holder thereof to a number of votes equal to the

 Adjustment Number on all matters submitted to a vote of the shareholders of the Corporation.

          (B)  Except  as  required  by  law  and  by  Section 10 hereof,

 holders of Series B Junior Participating Preferred Stock  shall  have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     4.   CERTAIN RESTRICTIONS.

          (A)  Whenever   quarterly   dividends  or  other  dividends  or

 distributions payable on the Series B  Junior  Participating  Preferred

 Stock  as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared,

 on shares  of  Series B Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i)  declare   or   pay   dividends  on,  make  any  other

 distributions  on,  or  redeem  or purchase or  otherwise  acquire  for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or  winding  up) to the Series B Junior

 Participating Preferred Stock;

               (ii)   declare  or  pay dividends on  or  make  any  other

 distributions on any shares of stock  ranking  on a parity (either as to dividends  or  upon liquidation, dissolution or winding  up)  with  the

 Series B Junior Participating  Preferred  Stock,  except  dividends paid ratably  on the Series B Junior Participating Preferred Stock  and  all

 such parity  stock  on  which  dividends  are  payable  or in arrears in proportion to the total amounts to which the holders of all  such shares are then entitled; or

               (iii)  purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, or any  shares of  stock  ranking  on  a  parity with the Series B Junior Participating

 Preferred Stock, except in accordance  with  a  purchase  offer  made in writing or by publication (as determined by the Board of Directors)  to all holders of Series B Junior Participating Preferred Stock, or to such holders  and  holders  of any such shares ranking on a parity therewith,

 upon such terms as the Board  of  Directors,  after consideration of the

 respective  annual  dividend  rates  and  other  relative   rights  and

 preferences  of  the respective series and classes, shall determine  in good faith will result  in  fair  and  equitable  treatment  among  the respective series or classes.

               (B)  The  Corporation  shall  not permit any subsidiary of the Corporation to purchase or otherwise acquire  for  consideration any shares of stock of the Corporation unless the Corporation  could,  under paragraph  (A)  of  this  Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          5.   REACQUIRED  SHARES.    Any   shares  of  Series  B  Junior

 Participating Preferred Stock purchased or otherwise  acquired  by  the

 Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof.  All such shares shall upon their retirement become authorized  but  unissued shares of  Preferred Stock and may be reissued as part of a new series  of  Preferred Stock to be created by resolution or resolutions of the Board  of Directors, subject to any conditions and restrictions on issuance set forth herein.

          6.   LIQUIDATION, DISSOLUTION  OR  WINDING  UP.  (A)  Upon  any

 liquidation, dissolution or winding up of the Corporation, voluntary or otherwise,  no  distribution  shall  be made to the holders of shares of stock  ranking  junior  (either as to dividends  or  upon  liquidation,

 dissolution  or  winding up)  to  the  Series  B  Junior  Participating

 Preferred Stock unless, prior thereto, the holders of shares of Series B

 Junior Participating  Preferred  Stock shall have received an amount per share (the "Series B Liquidation Preference")  equal  to  the greater of

 (i)  $100  plus  an  amount  equal to accrued and unpaid dividends  and distributions thereon, whether  or  not  declared,  to  the date of such payment, or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation.

               (B)  In the event, however, that there are  not sufficient assets available to permit payment in full of the Series B  Liquidation

 Preference  and  the  liquidation  preferences  of all other classes and series of stock of the Corporation, if any, that  rank  on a parity with the  Series B Junior Participating Preferred Stock in respect  thereof,

 then the  assets  available  for  such distribution shall be distributed ratably to the holders of the Series  B  Junior  Participating Preferred

 Stock  and  the  holders of such parity shares in proportion  to  their respective liquidation preferences.

               (C)  Neither   the   merger   or   consolidation   of  the

 Corporation  into  or  with  another  corporation  nor  the  merger  or consolidation  of  any  other  corporation into or with the Corporation shall be deemed to be a liquidation,  dissolution  or  winding up of the

 Corporation within the meaning of this Section 6.

          7.   CONSOLIDATION, MERGER, ETC.  In case the Corporation shall enter into any consolidation, merger, combination or other  transaction in  which  the  outstanding  shares of Common Stock are exchanged for or changed into other stock or securities,  cash and/or any other property,

 then  in  any  such case each share of Series  B  Junior  Participating

 Preferred Stock shall at the same time be similarly exchanged or changed in an amount per  share  equal  to  the  Adjustment  Number  times  the aggregate  amount  of  stock, securities, cash and/or any other property

 (payable in kind), as the  case  may  be,  into  which or for which each share of Common Stock is changed or exchanged.

          8.   NO  REDEMPTION.   Shares of Series B Junior  Participating

 Preferred Stock shall not be subject to redemption by the Company.

          9.   RANKING.   The Series  B  Junior  Participating  Preferred

 Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and  as  to  the  distribution  of  assets upon liquidation,  dissolution  or winding up, unless the terms of any  such series shall provide otherwise,  and  shall  rank  senior  to the Common

 Stock as to such matters.

          10.  AMENDMENT.  At any time that any shares of Series B Junior

 Participating Preferred Stock are outstanding, the Restated  Articles of

 Incorporation  of  the  Corporation  shall not be amended in any manner which  would  materially alter or change  the  powers,  preferences  or special rights of  the  Series B Junior Participating Preferred Stock so

 as to affect them adversely  without the affirmative vote of the holders of a majority of the outstanding shares of Series B Junior Participating

 Preferred Stock, voting separately as a class.

          11.  FRACTIONAL  SHARES.    Series   B   Junior   Participating

 Preferred Stock may be issued in fractions of a share that shall entitle the  holder,  in  proportion  to  such  holder's fractional shares,  to exercise voting rights, receive dividends,  participate in distributions and  to have the benefit of all other rights of  holders  of  Series  B

 Junior Participating Preferred Stock.

          12.  CONSENT  FOR CERTAIN REPURCHASES OF COMMON STOCK DEEMED TO

 BE DISTRIBUTIONS.  Each  holder  of  an  outstanding  shares of Series B

 Junior Participating Preferred Stock shall be deemed to  have consented,

 for purposes of Sections 502, 503 and 506 of the Corporations  Code,  to

 distributions made by the Corporation in connection with the repurchase of  shares  of  Common  issued  to  or  held  by employees, consultants,

 officers and directors upon termination of their  employment or services pursuant to agreements providing for the rights of  repurchase  between the Corporation and such persons.

     B.   The   number   of  shares  constituting  the  Series  B  Junior

 Participating Preferred Stock  shall  be  70,000.  Such number of shares may be increased or decreased by resolution  of  the Board of Directors;

 provided, however, that no decrease shall reduce the  number of Series B

 Junior Participating Preferred Stock to less than the number  of  shares then  issued  and  outstanding  plus the number of shares issuable upon exercise of outstanding rights, options  or  warrants or upon conversion of outstanding securities issued by the Corporation.

     C.        None  of  the  shares  of  Series  B Junior  Participating

 Preferred Stock has been issued.

          IN   WITNESS   WHEREOF,  the  undersigned  has  executed   this

 Certificate of Determination  this  29th day of April, 1997 and declares under penalty of perjury that the matters  set  forth  in  the foregoing certificate are true to their knowledge.

 Name:                             Name:

 Title:    PRESIDENT               Title: SECRETARY

                                                       EXHIBIT B

                     FORM OF RIGHT CERTIFICATE

 CERTIFICATE NO. R-______                   NO. OF RIGHTS:_______

          NOT  EXERCISABLE  AFTER ___________ __, 2007 OR EARLIER

         IF  REDEMPTION  OR EXCHANGE  OCCURS.   THE  RIGHTS  ARE

          SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE

          ON THE TERMS SET  FORTH IN THE RIGHTS AGREEMENT.  UNDER

          CERTAIN CIRCUMSTANCES,  AS  SET  FORTH  IN  THE  RIGHTS

          AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON

          WHO  IS  OR BECOMES AN ACQUIRING PERSON (AS DEFINED  IN

          THE RIGHTS  AGREEMENT)  AND CERTAIN TRANSFEREES THEREOF

          WILL  BECOME  NULL  AND VOID  AND  WILL  NO  LONGER  BE

          TRANSFERABLE.

                         RIGHT CERTIFICATE

                    LOGIC DEVICES INCORPORATED

          This  certifies that ____________________________  or  registered assigns, is the  registered owner of the number of Rights set forth above,

 each of which entitles the owner thereof, subject to the terms, provisions and conditions of  the Rights Agreement, dated as of April 29 1997, as the same may be amended  from  time  to time (the "Rights Agreement"), between

 Logic Devices Incorporated, a California  corporation (the "Company"), and

 American Securities Transfer & Trust, Inc.,  as  Rights Agent (the "Rights

 Agent"), to purchase from the Company at any time  after  the Distribution

 Date (as such term is defined in the Rights Agreement) and  prior  to 5:00

 P.M., San Jose, California time, on April 29, 2007 at the office or agency of  the Rights Agent designated for such purpose, or of its successor  as

 Rights  Agent,  one  one-hundredth of a fully paid non-assessable share of

  Series  B  Junior  Participating  Preferred  Stock,  no  par  value  (the

 "Preferred Stock"), of  the  Company at a purchase price of $12.00 per one one-hundredth of a share of Preferred  Stock  (the "Purchase Price"), upon presentation and surrender of this Right Certificate  with  the  Form  of

 Election  to  Purchase  duly  executed.  The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a share of

 Preferred Stock which may be purchased  upon  exercise  hereof)  set forth above, and the Purchase Price set forth above, are the number and Purchase

  Price  as of May 1, 1997, based on the Preferred Stock as constituted  at

 such date.   As  provided in the Rights Agreement, the Purchase Price, the number of one one-hundredths  of  a  share  of  Preferred  Stock (or other securities or property) which may be purchased upon the exercise  of  the

 Rights  and  the  number of Rights evidenced by this Right Certificate are subject to modification  and  adjustment  upon  the  happening  of certain events.

          This Right Certificate is subject to all of the terms, provisions and  conditions  of  the  Rights  Agreement,  which terms, provisions and conditions are hereby incorporated herein by reference  and  made  a  part hereof  and to which Rights Agreement reference is hereby made for a full description  of the rights, limitations of rights, obligations, duties and immunities hereunder  of  the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Rights Agreement are on file at the principal executive offices  of the Company and the above-mentioned office

 or agency of the Rights Agent.   The  Company  will  mail to the holder of

 this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

          This Right Certificate, with or without other Right Certificates,

 upon surrender at the office or agency of the Rights Agent  designated for such  purpose,  may be exchanged for another Right Certificate  or  Right

 Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like  aggregate  number  of shares of Preferred Stock as the

  Rights  evidenced  by  the  Right  Certificate   or   Right  Certificates

 surrendered shall have entitled such holder to purchase.   If  this  Right

  Certificate  shall  be exercised in part, the holder shall be entitled to

  receive  upon  surrender   hereof  another  Right  Certificate  or  Right

 Certificates for the number of whole Rights not exercised.

          Subject to the provisions  of  the  Rights  Agreement, the Rights evidenced  by this Certificate (i) may be redeemed by the  Company  at  a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for shares  of  the  Company's  Common Stock, no par value per share,

 and/or shares of Preferred Stock.

          No fractional shares of Preferred  Stock  or Common Stock will be issued  upon  the exercise or exchange of any Right or  Rights  evidenced hereby (other than  fractions  of  Preferred  Stock  which  are  integral multiples  of  one one-hundredth of a share of Preferred Stock, which may,

 at the election  of the Company, be evidenced by depository receipts), but in lieu thereof a  cash  payment  will  be made, as provided in the Rights

 Agreement.

          No holder of this Right Certificate,  as  such, shall be entitled to vote or receive dividends or be deemed for any purpose  the  holder  of the Preferred Stock or of any other securities of the Company which may at any  time  be  issuable  on  the  exercise  or exchange hereof, nor shall anything  contained in the Rights Agreement or  herein  be  construed  to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company  or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions  affecting shareholders (except as provided in the Rights

 Agreement) or to receive  dividends  or subscription rights, or otherwise,

 until the Right or Rights evidenced by  this  Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

          This Right Certificate shall not be valid  or  obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS  the  facsimile signature of the proper officers  of  the

 Company and its corporate seal.  Dated as of ___________ __, 199__.

                              LOGIC DEVICES INCORPORATED

                              By:__________________________________

                                   [Title]

 ATTEST:

 ____________________________________

 [Title]

 Countersigned:

 AMERICAN SECURITIES TRANSFER & TRUST, INC., as Rights Agent

 By:__________________________________

     [Title]

             Form of Reverse Side of Right Certificate

                        FORM OF ASSIGNMENT

         (To be executed by the registered holder if such

         holder desires to transfer the Right Certificate)

          FOR  VALUE  RECEIVED   __________________________  hereby  sells,

             assigns             and             transfers             unto

 ______________________________________________________

 _________________________________________________________________________

           (Please print name and address of transferee)

 _________________________________________________________________________

  Rights  represented  by  this Right Certificate, together with all right,

 title and interest therein,  and  does  hereby  irrevocably constitute and appoint

 Attorney,  to  transfer  said  Rights  on  the  books of the within-named

 Company, with full power of substitution.

 Dated:  ____________________________

                                   ____________________________________

                                        Signature

 Signature Guaranteed:

          Signatures must be guaranteed by a bank,  trust  company, broker,

  dealer  or  other  eligible  institution  participating  in  a recognized signature guarantee medallion program.

                              (To be completed)

          The  undersigned  hereby  certifies that the Rights evidenced  by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being assigned to an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                   ____________________________________

                                        Signature

       Form of Reverse Side of Right Certificate - continued

                   FORM OF ELECTION TO PURCHASE

           (To be executed if holder desires to exercise

           Rights represented by the Right Certificate)

 To LOGIC DEVICES INCORPORATED:

          The undersigned hereby irrevocably  elects  to  exercise ________

 Rights  represented by this Right Certificate to purchase the  shares  of

 Preferred  Stock  (or  other  securities  or  property)  issuable upon the exercise of such Rights and requests that certificates for  such shares of

 Preferred Stock (or such other securities) be issued in the name of:

 _________________________________________________________________________

                  (Please print name and address)

 _________________________________________________________________________

 If  such number of Rights shall not be all the Rights evidenced  by  this

 Right  Certificate,  a  new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

 Please insert social security

 or other identifying number

 _________________________________________________________________________

                  (Please print name and address)

 _________________________________________________________________________

 Dated:________________________

                                   ____________________________________

                                        Signature

  (Signature must conform to holder specified on Right Certificate)

 Signature Guaranteed:

          Signature must be  guaranteed  by  a bank, trust company, broker,

  dealer  or  other  eligible  institution participating  in  a  recognized signature guarantee medallion program.

       Form of Reverse Side of Right Certificate - continued

 _________________________________________________________________________

                         (To be completed)

          The undersigned certifies that the Rights evidenced by this Right

 Certificate are not beneficially  owned  by,  and were not acquired by the undersigned from, an Acquiring Person or an Affiliate or Associate thereof

 (as defined in the Rights Agreement).

                                  ____________________________________

                                        Signature

 _________________________________________________________________________

                              NOTICE

          The signature in the Form of Assignment  or  Form  of Election to

 Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration  or enlargement or any change whatsoever.

          In  the  event  the  certification set forth above in the Form of

 Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

                                                               EXHIBIT C

          UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS

          AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON

          WHO  IS  OR  BECOMES AN ACQUIRING PERSON (AS DEFINED IN

          THE RIGHTS AGREEMENT)  AND  CERTAIN TRANSFEREES THEREOF

          WILL  BECOME  NULL  AND  VOID AND  WILL  NO  LONGER  BE

          TRANSFERABLE.

                   SUMMARY OF RIGHTS TO PURCHASE

                   SHARES OF PREFERRED STOCK OF

                    LOGIC DEVICES INCORPORATED

          On  April  29, 1997, the Board  of  Directors  of  Logic  Devices

 Incorporated (the "Company")  declared  a  dividend of one preferred share purchase right (a "Right") for each outstanding  share of common stock, no par value per share, of the Company (the "Common Stock").  The dividend is payable on May 1, 1997 (the "Record Date") to the  shareholders  of record on that date.  Each Right entitles the registered holder to purchase  from the Company one one-hundredth of a share of Series B Junior Participating

 Preferred Stock, no par value, of the Company (the "Preferred Stock") at a price  of  $12.00 per one one-hundredth of a share of Preferred Stock (the

 "Purchase Price"),  subject  to  adjustment.  The description and terms of the Rights are set forth in a Rights Agreement dated as of April 30, 1997,

 as the same may be amended from time  to  time  (the  "Rights Agreement"),

 between the Company and American Securities Transfer &  Trust,  Inc.,  as

 Rights Agent (the "Rights Agent").

          Until  the  earlier  to  occur  of (i) 10 days following a public announcement that a person or group of affiliated  or  associated  persons

  (with  certain  exceptions  as  set  forth  in  the  Rights Agreement, an

 "Acquiring Person") has acquired beneficial ownership of  15%  or  more of the outstanding shares of Common Stock or (ii) 10 business days (or  such later  date as may be determined by action of the Board of Directors prior to such  time  as  any  person  or  group of affiliated persons becomes an

 Acquiring Person) following the commencement  of,  or  announcement  of an intention  to  make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15%

 or more of the outstanding  shares  of  Common  Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced,

 with respect to any of the Common Stock certificates outstanding as of the

 Record Date, by such Common Stock certificate together with a copy of this

 Summary of Rights.

          The Rights Agreement provides that, until  the  Distribution Date

 (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock.  Until the Distribution Date  (or  earlier expiration of the Rights), new Common Stock certificates issued after  the

 Record Date upon transfer or new issuances of Common Stock will contain  a notation  incorporating  the  Rights  Agreement  by reference.  Until the

 Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock  outstanding as of the Record Date, even without such notation or a copy of this  Summary  of

  Rights,  will  also constitute the transfer of the Rights associated with the shares of Common  Stock  represented  by such certificate.  As soon as

  practicable  following  the  Distribution  Date,   separate  certificates

 evidencing the Rights ("Right Certificates") will be  mailed to holders of record of the Common Stock as of the close of business on the Distribution

 Date and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution  Date.  The

 Rights will expire on April 29, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier  redeemed  or exchanged by the Company, in each case as described below.

          The Purchase Price payable, and the number of shares of Preferred

 Stock or other securities  or  property  issuable,  upon  exercise  of the

 Rights is subject to adjustment from time to time to prevent dilution  (i)

 in  the  event  of  a stock dividend on, or a subdivision, combination or reclassification of, the  Preferred  Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights  or  warrants to subscribe for or purchase  Preferred  Stock  at  a price, or securities  convertible  into

 Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii)  upon the distribution to holders of the  Preferred Stock of evidences of indebtedness  or  assets  (excluding regular  periodic  cash dividends or dividends payable in Preferred Stock)

 or of subscription rights  or  warrants  (other  than  those  referred  to above).

          The  number of outstanding Rights is subject to adjustment in the event of a stock  dividend on the Common Stock payable in shares of Common

 Stock or subdivisions,  consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

          Shares of Preferred Stock purchasable upon exercise of the Rights

 will not be redeemable.   Each  share of Preferred Stock will be entitled,

 when, as and if declared, to a preferential  quarterly  dividend  payment equal  to  the  greater  of:  (a)  $1.00  per  share and (b) 100 times the dividend declared per share of Common Stock.  In the event of liquidation,

  dissolution or winding up of the Company, the holders  of  the  Preferred

 Stock  will be entitled to a preferential payment equal to the greater of:

 (a) $100  per  share  (plus  any accrued but unpaid dividends) and (b) 100 times the payment made per share of Common Stock.  Each share of Preferred

  Stock  will  have  100 votes, voting  together  with  the  Common  Stock.

 Finally, in the event of any merger, consolidation or other transaction in which outstanding shares  of Common Stock are converted or exchanged, each share of Preferred Stock will  be entitled to receive 100 times the amount

 received  per  share of Common Stock.   These  rights  are  protected  by

 customary antidilution provisions.

          Because   of  the  nature  of  the  Preferred  Stock's  dividend,

 liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred  Stock  purchasable  upon  exercise  of each Right should approximate the value of one share of Common Stock.

          In the event that any person or group of affiliated or associated persons  becomes an Acquiring Person, each holder of a Right, other  than

 Rights beneficially  owned  by  the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a

 Right that number of shares of Common  Stock  having a market value of two times the exercise price of the Right or shares  of  Preferred Stock (or a series  of  the  Company's  preferred  stock  having  equivalent  rights,

 preferences and privileges) equivalent in value thereto.

          In  the  event  that,  after  a  person  or group has  become  an

 Acquiring Person, the Company is acquired in a merger  or  other  business combination  transaction  or  50%  or  more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially  owned  by  an Acquiring Person which  will have become void) will thereafter have the right  to  receive upon the  exercise of a Right that number of shares of common stock of the person with  whom the Company has engaged in the foregoing transaction (or its parent) that  at  the  time of such transaction have a market value of two times the exercise price of the Right.

          At any time after any person or group becomes an Acquiring Person and prior to the earlier of  one  of  the events described in the previous paragraph or the acquisition by such Acquiring  Person  of  50% or more of the  outstanding  shares of Common Stock, the Board of Directors  of  the

 Company may exchange the Rights (other than Rights owned by such Acquiring

 Person which will have  become  void),  in whole or in part, for shares of

 Common Stock or Preferred Stock (or a series  of  the  Company's preferred stock  having  equivalent  rights,  preferences  and privileges),  at  an exchange  ratio  of one share of Common Stock, or a fractional  share  of

 Preferred Stock (or  other  preferred  stock) equivalent in value thereto,

 per Right.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least

 1% in such Purchase Price.  No fractional  shares  of  Preferred  Stock or

 Common Stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-hundredth of a share of Preferred Stock,

  which  may,  at  the  election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.

          At any time prior  to  the time an Acquiring Person becomes such,

 the Board of Directors of the Company  may redeem the Rights in whole, but not in part, at a price of $.01 per Right  (the  "Redemption Price").  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors  in its sole discretion may establish.  Immediately upon any redemption of the  Rights,  the right to exercise the Rights will terminate and the only right of the holders of

 Rights will be to receive the Redemption Price.

          For  so long as the Rights are then redeemable, the Company  may,

 except with respect to the redemption price, amend the Rights Agreement in any manner.  After  the  Rights are no longer redeemable, the Company may,

 except with respect to the redemption price, amend the Rights Agreement in any manner that does not adversely  affect the interests of holders of the

 Rights.

          Until a Right is exercised or  exchanged,  the holder thereof, as such,  will  have  no rights as a shareholder of the Company,  including,

 without limitation, the right to vote or to receive dividends.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission  as an Exhibit to a Registration Statement on Form

 8-A dated May 2, 1997.   A copy of the Rights Agreement is available

 free of charge from the Company.   This  summary description of the Rights

  does  not  purport to be complete and is qualified  in  its  entirety  by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

 EXHIBIT 2

 PRESS RELEASE

                         LOGIC DEVICES INCORPORATED

                      ADOPTS SHAREHOLDERS' RIGHTS PLAN

     April  29,  1997,  Sunnyvale, California.   Logic Devices Incorporated

 (NASDAQ: LOGC) announced  today that it has adopted a Shareholders' Rights

 Plan.  The Plan is intended  to  discourage  persons,  groups and entities from acquiring large stakes in Logic Devices or making a  tender offer for its stock without first convincing the Board of Directors that such action is in the best interests of Logic Devices and its shareholders.

     In general, the Rights Plan provides that if a person, group or entity acquires  a 15% or larger stake in Logic Devices, or announces  a  tender offer and Logic  Devices'  Board chooses not to redeem the Rights within a specified time period, all holders  of  Rights, other than the 15% or more shareholder or the tender offeror, will be  able  to  purchase  a  certain amount of Logic Devices' common stock for one half of its market price.

     The  Rights  Plan  provides for the distribution of one Right for each share of Logic Devices'  outstanding  common stock as of May 1, 1997.  The

 Rights presently have no economic value  because  they cannot be exercised unless and until a person, group or entity acquires  15%  or more of Logic

 Devices' common stock or announces a tender offer.  The Plan  also permits

 Logic Devices' Board of Directors to redeem the Rights for one  cent  per

 Right under various circumstances.

     William  Volz, Logic Devices' President, said "Studies have shown that

 Rights Plans can  enhance shareholder value in a variety of ways.  That is why hundreds of publicly-held companies have adopted them.  Logic Devices'

 Rights Plan was adopted  simply  as  a  precautionary  measure  to  better position  our  shareholders  to  realize  the  long  term  value of their investment,  and  to  provide  an additional level of protection  against coercive or abusive tactics."

     Mr. Volz also said that Logic  Devices' Rights Plan was not adopted in response to any specific event or circumstance.  The Rights will expire no later than ten years from the date of  the  Plan's adoption.  The creation of the Rights is not a taxable event for Logic Devices' shareholders.

    For additional information, please contact  William Volz, President or

 Todd Ashford, CFO at (408) 542 5400.

     LOGIC  Devices  develops  and  markets  high  performance   integrated

  circuits  which address computational intensive digital signal processing application  in  industrial  and military markets.  Interested customer or investors may contact the Company  at:  Logic  Devices  Incorporated, 1320

 Orleans Drive, Sunnyvale, CA  94089, (408) 542-5400.

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